Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements of Harris Stratex Networks, Inc. of our report dated August 16, 2007 (except for Note D, as to which the date is September 12, 2008), with respect to the consolidated financial statements and schedule of Harris Stratex Networks, Inc. included in this Annual Report (Form 10-K/A) for the year ended June 29, 2007:
No. 333-140442 Form S-8
No. 333-140193 Form S-1, Post-Effective Amendment No. 1
/s/ Ernst & Young LLP
Raleigh, North Carolina
September 22, 2008